Exhibit 10.17

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6)

LOAN AGREEMENT

This private instrument is entered into by and between the following parties (collectively, the “Parties”):

ACCIPIENS CONSULTORIA E PARTICIPAÇÕES EIRELI, enrolled with the National Corporate Taxpayers Register (CNPJ) [***], with principal place of business at rua Cuba, 253, Jardim América, in the city and State of São Paulo, Postal Code (CEP) 01436-020, represented herein by Luiz Antonio Busnello Fernandes, [***], hereinafter referred to as the “LENDER”; and

NUVINI S.A., a corporation enrolled with the National Corporate Taxpayers Register of the Ministry of Economy (CNPJ/ME) [***] with principal place of business at Rua Jesuíno Arruda, No. 769, Suite 20 B, Itaim Bibi, in the city and State of São Paulo, Postal Code (CEP) 04532-082, represented in accordance with its Bylaws, hereinafter referred to as “NUVINI” and/or the “BORROWER.”

NOW, THEREFORE, the Parties have resolved by mutual agreement to enter into this Loan Agreement (the “Agreement”), in the form of a cash loan, in accordance with the following clauses and conditions, which they have mutually accepted and granted:

1. THE LOAN

1.1. The LENDER lends to the BORROWER a total amount of one million five hundred thousand Reais (R$1,500,000.00).

1.2. The loan referred to in item 1.1. shall be provided by May 12, 2022.

2. PAYMENT

2.1. The BORROWER shall fully discharge the amount of the loan hereunder, without accrual of interest, by December 23, 2022.

3. DEFAULT

3.1. Failure by the BORROWER to comply with the conditions set forth in this Agreement shall qualify as a default, in which case the LENDER shall have the option to accelerate the amount payable under this Agreement, as well as to charge a late-payment fine of two percent (2%) on the total value of this Agreement.

3.2. This Agreement is an extrajudicial enforceable instrument.

4. INDULGENCE

4.1. No failure by the LENDER to exercise any of the rights it is entitled to under this Agreement or set forth in law or indulgence with any non-compliance or non-performance by the BORROWER with any condition or of any obligation agreed upon herein shall constitute a novation or prevent the future exercise of such rights by the LENDER at any time.

5. EXPENSES

5.1. The BORROWER shall bear all expenses, including tax expenses, arising from this instrument or in connection with its registration.

6. JURISDICTION

6.1. The Parties elect the courts of the Judicial District of São Paulo, State of São Paulo, as the courts of competent jurisdiction to settle any issues arising from this Agreement, to the exclusion of any other courts, however privileged they may be.

In witness whereof, they have executed this Agreement in two (2) identical counterparts, all of which taken together shall constitute one and the same instrument, in the presence of the two (2) undersigned witnesses.

Ex. 10.17-1

São Paulo, May 20, 2022.
/s/ Luiz Antonio Busnello Fernandez
ACCIPIENS CONSULTORIA E PARTICIPAÇÕES EIRELI
/s/ Aury Ronan Francisco
NUVINI S.A.

Witnesses:

1. /s/ Ricardo Beirouti Roque	2. /s/ Giovanna Yuli Kiyan

Name: Ricardo Beirouti Roque RG: [***] CPF: [***]	Name: Giovanna Yuli Kiyan RG: [***] CPF: [***]

Ex. 10.17-2